Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

December 26, 2012

Yadkin Valley Financial Corporation

209 North Bridge Street

Elkin, North Carolina 28621

Re:	Registration Statement on Form S-1 (Registration No. 333-185058)

Ladies and Gentlemen:

We have acted as counsel to Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale of the following securities by the selling securityholders identified in the Registration Statement:

a)	20,521,125 shares of common stock, $1.00 par value per share (the “Common Stock”);

b)	1,965,000 shares of non-voting common stock, $1.00 par value per share (the “Non-Voting Common Stock”), and convertible into 1,965,000 shares of common stock, $1.00 par value per share (the “Voting Common Stock,” and together with the Non-Voting Common Stock and the Common Stock, the “Securities”); and

c)	any additional shares of the Securities as may be issued from time to time with respect to shares being registered as a result of stock splits, stock dividends, or similar transactions.

This opinion is delivered to you pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K of the Commission.

In connection with this opinion, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. As to questions of fact material to this opinion, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have not undertaken any independent investigation of factual matters.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Securities are offered and issued, (ii) appropriate certificates evidencing the Securities will be executed and delivered upon issuance of the Securities, and (iii) all applicable securities laws are complied with, it is our opinion that:

1)	The Securities to be sold by the selling securityholders have been duly authorized.

2)	The Common Stock and the Non-Voting Common Stock is validly issued, fully paid and nonassessable.

3)	The Voting Common Stock issuable upon conversion of the Non-Voting Common Stock will be validly issued, fully paid and nonassessable when converted as described in the Registration Statement.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the North Carolina Business Corporation Act, as amended (including the statutory provisions, all applicable provisions of the North Carolina constitution and reported judicial decisions interpreting the foregoing). This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP